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                         [UGI CORPORATION LETTERHEAD]

                                                                       EXHIBIT 5


                                               February 25, 1997



UGI Corporation
460 North Gulph Road
King of Prussia, PA  19406

         Re: UGI Corporation Registration Statement on Form S-8 1,640,000 Shares of Common Stock, without par value

Gentlemen:

         I am Vice President and General Counsel of UGI Corporation, a Pennsylvania corporation (the "Company), and in such capacity I am furnishing this opinion in connection with the Company's registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 1,640,000 shares (the "Shares") of common stock without par value (the "Common Stock"), of the Company, including up to 1,500,000 shares of Common Stock issuable pursuant to stock options granted or to be granted under the UGI Corporation 1997 Stock Option and Dividend Equivalent Plan (the "1997 SODEP") and up to 140,000 shares of Common Stock issuable pursuant to the UGI Corporation Directors' Equity Compensation Plan (collectively, the "Plans").

         In connection with this opinion, I have examined the Articles and Bylaws of the Company and the executed Registration Statement and such other documents, records, statutes and decisions as I have deemed relevant to enable me to give this opinion.

         Based upon the foregoing, I am of the opinion that the Shares, when and to the extent issued by the Company pursuant to the provisions of the Plans, including pursuant to stock options granted or to be granted in accordance with the 1997 SODEP, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

         I consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to me in the Registration Statement.

                                              Very truly yours,

                                              /s/ Brendan P. Bovaird

                                              Brendan P. Bovaird
                                              Vice President and General Counsel